UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 8, 2007

Xplore Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2007, Xplore Technologies Corp. (the “Company”) filed a Certificate of Designation of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) of Xplore Technologies Corp. (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. Pursuant to the Certificate of Designation, the Company is authorized to issue up to 20,000,000 shares of Series C Preferred Stock, par value $0.001 per share. The Series C Preferred Stock is pari passu with the Company’s Series A and Series B Convertible Preferred Stock in terms of dividends, liquidation and voting. A copy of the Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.                  Financial Statements and Exhibits.

(d)	Exhibits

3.1     Certificate of Designation of Series C Convertible Preferred Stock of Xplore Technologies Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XPLORE TECHNOLOGIES CORP.

Date: August 13, 2007	By:	/s/ Michael J. Rapisand
Michael J. Rapisand
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation of Series C Convertible Preferred Stock of Xplore Technologies Corp.